Exhibit 99.1

The registrant is filing this Exhibit 99.1 for the purpose of incorporating the information set forth herein by reference into the registration statement on Form S-3 (File No. 333-223507) that was filed by the registrant with the Securities and Exchange Commission on March 7, 2018 and became effective upon filing.

The following table sets forth the estimated costs and expenses, other than sales commissions to the Agent, payable by the registrant in connection with the sale of the securities being registered:

SEC Registration Fee	$12,980
Printing and Engraving Expenses	$15,000
Legal Fees and Expenses	$200,000
Accounting Fees and Expenses	$50,000
Miscellaneous Fees and Expenses	$7,020
Total	$285,000